Exhibit 32.1

            Harry Lee Waterfield II and Raymond L. Carr, being the President and Chief Financial Officer and Vice President, respectively, of Kentucky Investors, Inc., hereby certify as of this 24th day of September, 2008, that the Form 10-K/A for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Kentucky Investors, Inc.

KENTUCKY INVESTORS, INC.

/s/ Harry Lee Waterfield II
BY: Harry Lee Waterfield II
DATE: September 24, 2008	President

/s/ Raymond L. Carr
BY: Raymond L. Carr
DATE: September 24, 2008	Chief Financial Officer--Vice President